10f-3 Transactions Summary

Set forth below is a summary of the
transactions made pursuant to the
Funds' 10f-3 procedures for the period
1/1/08-6/30/08


Fund
VA Omega
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
$15,000
Offering Purchase
0.00%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan Securities Inc
Wachovia Capital Markets, LLC


Fund
VA High Income
Security
Centerpoint Energy Inc
Advisor
EIMCO
Transaction
 Date
5/1/08
Cost
$10,000
Offering Purchase
0.003%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Lehman
RBS Geenwich Capital
Wachovia Securities Inc
Barclays Capital


Fund
VA High Income
Security
XTO Energy
Advisor
EIMCO
Transaction
 Date
5/9/08
Cost
$5,000
Offering Purchase
0.001%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Piper Jaffray & Co
Suntrust Robinson Humphrey
UBS Securities
Wells Fargo
Wachovia


Fund
VA Fundamental Large Cap
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
$11,646
Offering Purchase
0.00%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan Securities Inc
Wachovia Capital Markets, LLC